Exhibit 99.1

Alta Equipment Group to Acquire Burris Equipment Adding to Its Construction Business Segment

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Expands product portfolio and presence in the Illinois market.
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Burris’s $40.6 million in revenue, $1.9 million in net income, $4.6 million in EBITDA on a trailing twelve-month basis is expected to be immediately accretive to the Company’s leverage, profitability, and earnings per share ratios.

LIVONIA, Mich., – September 28, 2023 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or “the Company”) today announced that it has entered into a definitive agreement to acquire Burris Equipment Company ("Burris"), a premier supplier of market leading construction and turf equipment with three locations in Illinois.

“The acquisition of Burris will not only yield immediately accretive returns to shareholders but will also notably enhance our business in Illinois,” said Ryan Greenawalt, Chief Executive Officer of Alta. “In addition to adding important infrastructure and industry talent to the Chicago area in our Construction Equipment segment, we also eagerly embrace new OEM relationships stemming from the Burris acquisition, while simultaneously expanding with existing OEM partners to best serve Burris customers. This acquisition will fortify our product support presence and rental capabilities in the market, opening doors for the growth of our high-margin parts and service business. We extend a warm welcome to the Burris team as they become part of the Alta family.”

Strategic and Financial Highlights

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Diversifies product portfolio and end markets in the Chicago area and expands Alta’s infrastructure in the region with three new branches in Joliet, Waukegan and Lakemoor.
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Burris generated approximately $40.6 million in revenue, $1.9 million in net income and EBITDA of $4.6 million for the trailing twelve-month period through July 2023.
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Deal is structured as an asset acquisition allowing for step-up in tax basis of assets acquired.

Additional Transaction Details

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The purchase price is $14.0 million in cash, subject to working capital adjustments.
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The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2023.
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Including Burris, since the Company’s initial public offering in 2020, Alta has completed 15 acquisitions which have contributed $487 million in revenue, and $58 million in Adjusted EBITDA.
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More information on Burris, its products and applications can be found at https://burrisequipment.com/home.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. and has a presence in Canada. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, heavy and compact earthmoving equipment, environmental processing equipment, cranes, paving and asphalt equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 39 years and has developed a branch network that includes over 75 total locations across Michigan, Illinois, Indiana, Ohio, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian

provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

We disclose non-GAAP financial measure EBITDA in this press release because we believe it is a useful performance measure that assists in an effective evaluation of the acquisition and its expected impact on our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating the acquisition and its expected impact on our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization. We exclude these items from net income (loss) in arriving at EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from EBITDA are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure are not reflected in EBITDA. Our presentation of EBITDA should not be construed as an indication that results will be unaffected by the items excluded from this metric. Our computation of EBITDA, may not be identical to other similarly titled measures of other companies. Burris’ financial information has not been audited by Alta or its auditors and is subject to change. For a reconciliation of the non-GAAP measure to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measure” at the end of this press release.

Contacts

Investors:
Kevin Inda
SCR Partners, LLC
IR@altg.com
(225) 772-0254

Media:
Glenn Moore
Alta Equipment
glenn.moore@altg.com
(248) 305-2134

Reconciliation of Non-GAAP Financial Measure

Twelve Months Ended July 31, 2023
(amounts in millions)
Net income	$1.9
Depreciation and amortization	2.6
Interest expense	0.1
Income tax provision	—
EBITDA (1)	$4.6

(1) Represents Non-GAAP measure